SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 12, 2001

                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA

                 (State or Other Jurisdiction of Incorporation)

         1-3553                                              35-0672570
(Commission File Number)                       (IRS Employer Identification No.)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47741
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (812) 465-5300

Item 5.  Other Events.

          Southern Indiana Gas and Electric Company (the "Company") hereby files an Underwriting Agreement, dated October 12, 2001, Indenture dated October 19, 2001 and First Supplemental Indenture (including the Forms of Note and Guarantee) dated October 19, 2001, attached hereto as Exhibits 1, 4.1 and 4.2, respectively, and incorporated herein by reference, in connection with the guarantee by the Company of $100,000,000 aggregate principal amount of 7 1/4% Senior Notes due October 15, 2031, issued by the Company's parent corporation, Vectren Utility Holdings, Inc.


Item 7.   Financial Statements and Exhibits.

          The following exhibits are filed as part of this report:

          Exhibit 1 - Underwriting Agreement, dated October 12, 2001, between Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          Exhibit 4.1 - Indenture, dated October 19, 2001, between Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and
Electric Company, Vectren Energy Delivery of Ohio, Inc. and U.S. Bank Trust National Association.

          Exhibit 4.2 - First Supplemental Indenture, dated October 19, 2001, between Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc. and U.S. Bank Trust National Association.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                                       (Registrant)


Dated: October 19, 2000               By: /s/ M. Susan Hardwick
                                          --------------------------------------
                                          M. Susan Hardwick
                                          Vice President and Controller